EXHIBIT 4.1

                           ENIGMA SOFTWARE GROUP, INC.

                        2005 STOCK OPTION AND GRANT PLAN


SECTION 1.    GENERAL PURPOSE OF THE PLAN, DEFINITIONS

         The name of the plan is the Enigma Software Group, Inc. 2005 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the employees, directors and Consultants (as defined below) of Enigma Software Group, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as defined below), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with and further the interests of the Company.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Act of 1933, as amended.

         "Award" or "Awards" shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards, or any combination of the foregoing.

         "Board" means the Board of Directors of the Company or its successor entity.

         "Code" means the Internal Revenue Code of 1986, as amended, and related rules, regulations and interpretations.

         "Committee" has the meaning specified in Section 2.

         "Company" has the meaning specified in Section 1.

         "Consultant" means a person engaged to provide consulting or advisory services (other than as an employee or director) to the Company or its Subsidiaries, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Act if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.

         "Disability" has the meaning specified in Code Section 22(c)(3).

         "Effective Date" has the meaning specified in Section 13.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Over-the-Counter/Bulletin Board, National Market or Small Cap Market, or if the Stock is admitted to trading on a national securities exchange, the Fair Market Value on any date shall not be less than the last reported closing price for the Stock on such exchange or system, or
(ii) if no price can be determined under the preceding alternatives, the Fair Market Value of the Stock determined in good faith by the Committee, using any reasonable valuation method, without regard to any restriction other than a restriction which, by its terms will never lapse. If the relevant date does not fall on a day on which the Stock has traded on NASDAQ or on a national securities exchange or market, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.


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         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422(b) of the Code.

         "Non-Qualified Stock Option" means any Stock Option that is not designated as an Incentive Stock Option or which does not qualify as an Incentive Stock Option.

         "Option" or "Stock Option" means any right to purchase shares of Stock granted pursuant to Section 5.

         "Option Agreement" means a written agreement between the Company and a grantee setting forth the terms, conditions and restrictions of the Option granted to the grantee and any shares of Stock acquired upon the exercise thereof. An Option Agreement may consist of a "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

         "Option Shares" means the shares of Stock which are issuable upon exercise of a Stock Option.

         "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations other than the Company owns stock or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "Plan" has the meaning specified in Section 1.

         "Restricted Stock" has the meaning specified in Section 6(a).

         "Restricted Stock Agreement" means a written agreement between the Company and a grantee setting forth the terms, conditions and restrictions of Restricted Stock Award granted to the grantee and any shares of Restricted Stock acquired upon the exercise thereof.

         "Restricted Stock Award" means any Awards of Restricted Stock hereunder.

         "Service Relationship" means the grantee's employment or service with the Company or its Subsidiaries, whether in the capacity of an employee, director or a Consultant. Unless otherwise determined by the Committee, a grantee's Service Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the grantee renders service to the Company or a transfer between locations of the Company or its Subsidiaries or a transfer between the Company and any Subsidiary, provided that there is no interruption or other termination of the Service Relationship. Subject to the foregoing and Section 9 below, the Company, in its discretion, shall determine whether the grantee's Service Relationship has terminated and the effective date of such termination. The Committee shall have the sole discretion to determine the reason for the termination of the grantee's Service Relationship.

         "Stock" means the common stock, par value $0.001 per share, of the Company, subject to adjustment pursuant to Section 3.

         "Subsidiary" means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         "Transaction" has the meaning specified in Section 3(c).

         "Unrestricted Stock" has the meaning specified in Section 7(a).

         "Unrestricted Stock Award" means any Award of Unrestricted Stock hereunder.


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


         "10% Owner Optionee" means an individual who owns or is deemed to own (by reason of the attribution rules of Section 424(b) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary Corporation.

SECTION 2.    ADMINISTRATION OF PLAN: COMMITTEE AUTHORITY TO SELECT GRANTEES
              --------------------------------------------------------------
              AND DETERMINE AWARDS
              --------------------

         (a) Administration of Plan. The Plan shall be administered by the Board or a Board-appointed committee consisting of not less than two (2) directors (the "Committee"). If and so long as the Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Committee the provisions regarding (a) "nonemployee directors" as contemplated by Rule 16b-3(b)(3) of the Exchange Act; (ii) "outside directors" as contemplated by Section 162(m) of the Code; and (iii) "independent directors" as contemplated by NASD Rule 4200(a)(15). All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee of the Board, as applicable). Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

         (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan; provided, however, the Committee may only award or grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. The Committee's power and authority shall include the power and authority:

              (i) to select the employees, directors and Consultants of the Company and its Subsidiaries to whom Awards may from time to time be granted;

              (ii) to determine the time or times of grant, and the type of Award to be granted which shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards, or any combination of the forgoing, granted to any one or more grantees;

              (iii) to determine the number of shares of Stock to be covered by any Award;

              (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; provided, however, that the Committee shall consider the impact of Section 409A of the Code on any modification;

              (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

              (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

              (vii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; provided, however, the Committee shall consider the impact of Section 409A of the Code on any extension; and

              (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company, the Company's stockholders and grantees.


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         (c)  Delegation of Authority to Grant Awards. The Committee, in its
discretion, may delegate to the Chief Executive Officer, President and/or the Chief Financial Officer of the Company authority to designate the officers and employees to be issued Awards at Fair Market Value and to determine the number of Awards to be issued to those officers and employees; provided, however, (1) any delegation pursuant to this Section 2(c) shall comply with any applicable state or federal law; and (2) any designee shall have the authority to grant Awards to only those individuals who are not: (a) subject to the reporting and other provisions of Section 16 of the Exchange Act; (b) "covered employees" within the meaning of Section 162(m) of the Code; or (c) to the extent required by NASD Rule 4350(c), the Chief Executive Officer or any executive officer of the Company. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
              ----------------------------------------------------

         (a) Stock Issuable. The maximum aggregate number of shares of Stock reserved and available for issuance under the Plan shall be 3,000,000 of shares of common stock of the Company. The foregoing share numbers are subject to adjustment as provided in Section 3(b). For purposes of this Section 3(a), the shares of Stock underlying any Awards which are forfeited, canceled, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized, but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

         (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in
(i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the exercise price of any Stock Option. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may either make a cash payment in lieu of fractional shares or round any resulting fractional share down to the nearest whole number.

         The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

         (c) Mergers and Other Transactions. Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or Parent or Subsidiary of the Company) as a result of which the holders of the Company's outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a "Transaction"), unless provision is made in connection with the Transaction for the assumption of all outstanding Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above (an "Assumption"), this Plan and all outstanding Awards granted hereunder, except with respect to specific Awards as the Committee otherwise determines, shall terminate. In the event of such termination, each grantee shall be permitted to exercise for a period of at least ten (10) days prior to the anticipated effective date of the Transaction all outstanding Awards held by such grantee which are then vested and


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exercisable; provided, however, that the grantee may, but will not be required to, condition such exercise upon the effectiveness of the Transaction. Notwithstanding the foregoing, any outstanding Option that is either assumed or substituted for a new option in a corporate transaction within the meaning of Treasury Regulation ss. 1.424-1 shall comply with the requirements of Treasury Regulation ss. 1.424-1. The preceding sentence applies to both Incentive Stock Options and Non-Qualified Stock Options. In addition, in the event of a Transaction, the Committee may accelerate the vesting of all Awards prior to the effectiveness of a Transaction.

         (d) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, any outstanding Awards issued under the Plan shall be terminated if not exercised prior to such event.

         (e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or Consultants of another company in connection with a merger or consolidation of such company with the Company (or any Parent of the Company or any Subsidiary of the Company) or the acquisition by the Company (or any Parent of the Company or any Subsidiary of the Company) of property or stock of such company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Notwithstanding the foregoing, any outstanding stock option that is either assumed or substituted for a new Option in a corporate transaction within the meaning of Treasury Regulation ss. 1.424-1 shall comply with the requirements of Treasury Regulation ss. 1.424-1. The preceding sentence applies to both incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options.

SECTION 4.    ELIGIBILITY
              -----------

         Awards may be granted to employees, directors and Consultants (including prospective employees, directors and Consultants to whom Awards are granted in connection with written offers of employment or other Service Relationship with the Company or its Subsidiaries) of the Company and its Subsidiaries who are responsible for, or contribute to, the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5.    STOCK OPTIONS
              -------------

         Any Stock Option granted under the Plan shall be pursuant to an Option Agreement, which shall be in such form as the Committee may from time to time approve. Option Agreements need not be identical.

         Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary provided, however, that, an Incentive Stock Option may be granted to a prospective employee upon the condition that such person becomes an employee and such grant shall be deemed granted effective on the date that such person commences services with the Company or its Subsidiaries, with an exercise price determined as of such date in accordance with Section 5(a)(i) below.

         Non-Qualified Stock Options may be granted to employees, directors, including non-employee directors, and Consultants of the Company or its Subsidiaries.

         No Incentive Stock Option shall be granted under the Plan after the date which is ten (10) years from the date the Plan is approved by the Board.

         (a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, to the extent permitted by Section 2(b) and to the extent not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

              (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than one hundred percent (100%) of the Fair Market Value on the grant date in the case of Incentive Stock Options. If an Incentive Stock Option is granted to a 10% Owner Optionee, the exercise price per share for the Stock covered by such Incentive Stock Option shall be not less than one


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hundred ten percent (110%) of the Fair Market Value on the grant date.
Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than the minimum exercise price per share set forth above if the Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under Section 424(a) of the Code and comply with Section 409A of the Code.

              (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an Incentive Stock Option is granted to a 10% Owner Optionee, the term of such Stock Option shall be no more than five (5) years from the grant date. In addition, with respect to Stock Options granted to employees, the Stock Option shall terminate: (x) upon the last day of their employment with the Company, in the event the employee voluntarily resigns from the Company, or (y) three months from the last day of employment with the Company, in the event the Company terminates the employee, the employee dies, the employee becomes disabled or the employee reaches the age of 62 and, with the consent of the Company, retires.

              (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. A grantee shall have no rights of a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights which the record date is prior to the date such certificate is issued, expect as provided in Section 3(b).

              (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the exercise price may be made by one or more of the following methods to the extent provided in the Award agreement:

                   (A) in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the exercise price of such Option Shares;

                   (B) if permitted by the Committee, (x) by having the Company withhold from the Option Shares having a Fair Market Value equal to the aggregate purchase price of the Option Shares, (y) through the delivery (or attestation to ownership) of shares of Stock that have been purchased by the grantee on the open market or that have been held by the grantee for at least six (6) months and are not subject to restrictions under any plan of the Company, and (z) by the grantee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the grantee chooses such payment procedure, the grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

                   (C) a combination of the payment methods set forth in clauses
(A) and (B) above, if applicable.

         No certificates for Option Shares so purchased will be issued to the grantee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation, obtaining from grantee payment or provision for all withholding taxes due as a result of the exercise of the Stock Option. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full exercise price. If the grantee is paying the exercise price by delivery of previously owned shares of Stock by the attestation method set forth in clause (C)(y) above, the shares of Stock transferred to the grantee upon the exercise of the Stock Option shall be net of the number of the shares of Stock delivered.

         (b) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are


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exercisable for the first time by a grantee during any calendar year (under all option plans of the Company, its Parent and/or its Subsidiaries) exceeds $100,000, such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, except as otherwise provided in Treasury Regulation ss. 1.422-4(b)(4). If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the grantee may designate which portion shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

         (c) Non-transferability of Options. No Stock Option shall be transferable by the grantee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the grantee's lifetime, only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Option Agreement regarding a given Option that the grantee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, or to limited liability companies in which such family members are the only members, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option Agreement.

         (d) Board Non-Qualified Stock Options.

              (i) Initial Grant. Upon a Board member who is not an employee joining the Board, such member shall receive a grant of Stock Options to purchase 39,000 shares of Stock with an exercise price equal to the Fair Market Value. The Option shall vest 13,000 Shares on the one year anniversary of the date of grant, 13,000 Shares on the second anniversary of the date of grant, and 13,000 Shares on the three year anniversary of the date of grant as long as the Board member is still a member of the Board as of such date. The Option shall have a term of ten years.

              (ii) Annual Grant. Every Board member who is not an employee shall be entitled to an annual grant of Stock Options to purchase 3,000 Shares on the last trading day in March following the first anniversary of the member joining the Board. The Options shall fully vest on the date of grant with a term of ten years. The exercise price shall be the Fair Market Value.

SECTION 6.    RESTRICTED STOCK AWARDS
              -----------------------

         (a)  Nature of Restricted Stock Awards. To the extent permitted by
Section 2(b), a Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at par value or such greater purchase price as determined by the Committee, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), which purchase price shall be payable in cash. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing a Restricted Stock Agreement. The terms and conditions of each such Restricted Stock Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

         (b) Rights as a Stockholder. Upon execution of the Restricted Stock Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Agreement. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

         (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Agreement.


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         (d)  Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Stock Agreement.

         (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock; provided, however, that any such payment, waiver, deferral or investment of dividends shall either comply with the applicable requirements of Section 409A of the Code, or not result in the deferral of compensation within the meaning of Section 409A of the Code.

SECTION 7.    UNRESTRICTED STOCK AWARDS
              -------------------------

         (a)  Grant or Sale of Unrestricted Stock. To the extent permitted by
Section 2(b), The Committee may, in its sole discretion, grant or sell at par value or such greater purchase price determined by the Committee, an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any vesting restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

         (b) Elections to Receive Unrestricted Stock in Lieu of Compensation. Upon the request of a grantee and with the consent of the Committee, such grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis; provided, however, any such deferral shall either comply with the applicable requirements of Section 409A of the Code, or not result in the deferral of compensation within the meaning of
Section 409A of the Code.

         (c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.    TAX WITHHOLDING
              ---------------

         (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, foreign, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, the Company may, to the extent permitted by Section 409A of the Code, permit the acceleration of the time or schedule of a payment to pay the FICA tax imposed on the Award (FICA Amount), and any related income tax at source imposed by Section 3401 of the Code on the FICA Amount.

         (b) Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, with respect to any Award that is subject to Section 409A of the Code, the Company may, to the extent permitted by Section 409A of the Code, permit the acceleration of the time or schedule of a payment to pay the FICA tax imposed on the Grant (FICA Amount), and any related income tax at source imposed by Section 3401 of the Code on the FICA Amount. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligation shall not exceed the amount determined by the applicable minimum statutory withholding rates.

SECTION 9.    LEAVE OF ABSENCE
              ----------------

         For purposes of the Plan, the following events shall not be deemed a termination of the Service Relationship:

         (a) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company; provided, however, the grantee's Service Relationship shall not be deemed to continue beyond the first 3 months of leave unless the grantee's right to return to service is provided by a statute or by contract; and

         (b) notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the grantee's Option Agreement or Restricted Stock Agreement.

SECTION 10.   AMENDMENTS AND TERMINATION
              --------------------------

         The Board may, at any time, amend or discontinue the Plan, but no such action shall adversely affect rights under any outstanding Award without the holder's consent unless (i) required to ensure that a Stock Option is treated as an Incentive Stock Option or (ii) to comply with applicable law. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may: (a) increase the maximum number of shares of Stock for which Awards granted under this Plan may be issued (except by operation of Section 3(b)); (b) amend the Plan in any other manner which the Board, in its discretion, determines would require approval of the stockholders under any applicable law, rule, listing requirement, or regulation to become effective even though such stockholder approval is not expressly required by this Plan; or (c) alter the class of employees eligible to receive Incentive Stock Options under the Plan. No termination or amendment of the Plan shall affect any outstanding Award unless expressly provided hereunder or as determined by the Board. Nothing in this Section 10 shall limit the Board's or Committee's authority to take any action permitted pursuant to Section 3(c). The Plan shall continue in effect until the earlier of: (i) ten (10) years after the Effective Date, (ii) its termination by the Board, or (iii) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the Option Agreement and Restricted Stock Agreement have lapsed. Notwithstanding the foregoing, the Board shall consider the impact of Section 409A of the Code on any termination or amendment of the Plan.

SECTION 11.   STATUS OF PLAN
              --------------

         With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.   GENERAL PROVISIONS
              ------------------

         (a) No Distribution; Compliance with Legal Requirements. The grant of Awards and the issuance of shares of Stock upon exercise of Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Awards may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised unless: (a) a registration statement under the Act shall at the time of exercise of the Award be in effect with respect to the shares of Stock issuable upon exercise of the Award, or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction and authority, if any, deemed by Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

         (b) Delivery of Stock Certificates. Stock certificates issued under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

         (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements as may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or service with the Company or any Parent or Subsidiary of the Company or interfere in any way with the right of the Company or its Parent or Subsidiaries to terminate the grantee's employment or service at any time.

         (d) Conflict with Agreement, Notice. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of any Restricted Stock Agreement, Option Agreement or Notice of Grant of Stock Option, the terms and provisions of this Plan shall govern.

SECTION 13.   EFFECTIVE DATE OF PLAN
              ----------------------

         (a) The Plan is effective on March 8, 2005 (the "Effective Date"), the date on which the Board adopted the Plan, subject to approval by the stockholders of the Company, if necessary, in the manner and within the time required under Section 422(b)(2) of the Code. Any increase in the maximum aggregate number of shares of Stock issuable under the Plan pursuant to Section 3 shall be approved by stockholders of the Company within twelve (12) months of approval of such increase by the Board in accordance with applicable law; provided that no new shares of Stock associated with such increase may be issued hereunder prior to such approval. Subject to such approvals by the stockholders and to the requirement that no shares of Stock may be issued hereunder prior to such approval, Awards may be granted hereunder on and after adoption of the Plan by the Board.

SECTION 14.   GOVERNING LAW
              -------------

         This Plan and all Awards and actions taken thereunder shall be governed by the laws of the State of Delaware, applied without regard to conflict of law principles thereof.

APPROVED BY THE BOARD OF DIRECTORS:    March 8, 2005
                                       -------------
APPROVED BY THE STOCKHOLDERS:          March 8, 2005 subject to effectiveness on
                                       -----------------------------------------
                                       April 15, 2005


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